EXHIBIT 99.01
Chegg Announces New $150 Million Accelerated Share Repurchase
November 15, 2023

SANTA CLARA, Calif.--(BUSINESS WIRE)--Chegg, Inc. (NYSE:CHGG), the leading student-first connected learning platform, today announced that it has entered into an accelerated share repurchase agreement (“ASR”) with Morgan Stanley Bank, National Association, to repurchase $150 million of Chegg’s common stock.

Under the ASR, Chegg will make an initial payment of $150 million to Morgan Stanley Bank, National Association, and will receive an initial delivery of approximately 13.5 million shares of its common stock by November 15, 2023. The final number of shares to be repurchased will be based on the volume-weighted average price of Chegg’s common stock during the term of the ASR, less a discount. The final settlement of the ASR is expected to occur by the second quarter of 2024.

“We are excited about the opportunities before us and believe Chegg is in a great position to build the most impactful, AI-enabled, personal learning assistant for learners around the world,” said Dan Rosensweig, CEO & President of Chegg, Inc. “This accelerated share repurchase demonstrates our ability to generate strong free cash flow and our continued commitment to enhancing shareholder value.”

The ASR transaction will be effectuated pursuant to Chegg’s previously announced $2.2 billion securities repurchase program. As of October 31, 2023, $153.7 million remained available for future repurchases under this program and $3.7 million will remain available after completion of the ASR. There is no expiration date for the repurchase program, and it will continue until otherwise suspended, terminated or modified at any time for any reason by our board of directors.

About Chegg

Millions of people all around the world Learn with Chegg. Our mission is to improve learning and learning outcomes by putting students first. We support life-long learners starting with their academic journey and extending into their careers. The Chegg platform provides products and services to support learners to help them better understand their academic course materials, and also provides personal and professional development skills training, to help them achieve their learning goals. Chegg is a publicly held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, statements regarding the long-term opportunity for Chegg, Chegg’s belief that it is in a great position to build the most impactful, AI-enabled, personal learning assistant for learners around the world, the expected completion date of the ASR, and the amount remaining under the repurchase program after completion of the ASR. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “propose,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. With respect to our proposed ASR transaction and Chegg’s long-term opportunities, our ability to execute such a transaction and take advantage of such opportunities are subject to risks and uncertainties including, developments or changes in economic or market conditions, developments or changes in the securities markets, and fluctuations in the trading volume and market price of our common stock. Other important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the effects of AI technology on Chegg's business and the economy generally; Chegg’s ability to attract new, and retain existing, students, to increase student engagement, and to increase monetization; Chegg’s brand and reputation; changes in employment and wages and the uncertainty surrounding the evolving educational landscape, enrollment and student behavior; Chegg’s ability to expand internationally; changes in search engine methodologies that modify Chegg’s search result page rankings, resulting in decreased student engagement on Chegg’s website; the success of Chegg’s new product offerings, including the new Chegg generative AI experience and personal learning assistant; competition in aspects of Chegg’s business, and Chegg’s expectation that such competition will increase; Chegg’s ability to innovate in response to technological and market developments, including artificial intelligence; Chegg’s ability to maintain its services and systems without interruption, including as a result of technical issues, cybersecurity threats, or cyber-attacks; third-party payment processing risks; adoption of government regulation of education unfavorable to Chegg; the rate of adoption of Chegg’s offerings; mobile app stores and mobile operating systems making Chegg’s apps and mobile website available to students and to grow Chegg’s user base and increase their engagement;

colleges and governments restricting online access or access to Chegg’s services; Chegg’s ability to strategically take advantage of new opportunities; competitive developments, including pricing pressures and other services targeting students; Chegg’s ability to build and expand its services offerings; Chegg’s ability to integrate acquired businesses and assets; the impact of seasonality and student behavior on the business; the outcome of any current litigation and investigations; Chegg’s ability to effectively control operating costs; regulatory changes, in particular concerning privacy, marketing and education; changes in the education market, including as a result of AI technology and COVID-19; and general economic, political and industry conditions, including inflation, recession and war. All information provided in this release is as of the date hereof and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 21, 2023, and could cause actual results to differ materially from expectations.

Contacts

Media Contact: Tonya B. Hudson, press@chegg.com
Investor Contact: Tracey Ford, IR@chegg.com